Exhibit 99.1

Cirrus Logic Reports September Quarter Revenue Up 91 Percent Year-Over-Year to $194 Million

Company Guides December Quarter Revenue Up More than 120 Percent Year-Over-Year

AUSTIN, Texas--(BUSINESS WIRE)--October 31, 2012--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter of fiscal year 2013, which ended Sept. 29, as well as the company’s current business outlook.

“Our outstanding revenue and earnings growth demonstrate that Cirrus Logic is targeting the right opportunities and our product development efforts remain on track,” said Jason Rhode, president and chief executive officer. “The new product ramps driving this growth have required extraordinary efforts from Cirrus Logic employees as well as from our external partners. We are very thankful for their support.”

Reported Financial Results – Second Quarter FY2013

  Revenue of $194 million;
  Gross margin of 52 percent;
  GAAP operating expenses of $50 million and non-GAAP operating expenses of $44 million;
  GAAP diluted earnings per share of $0.51 and non-GAAP diluted earnings per share of $0.79.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY2013

  Revenue is expected to range between $270 million and $300 million;
  Gross margin is expected to be between 50 percent and 52 percent;
  Combined R&D and SG&A expenses are expected to range between $49 million and $53 million, which includes approximately $6 million in share-based compensation.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT on Wednesday, October 31, 2012, to answer questions related to its financial results and business outlook. Shareholders who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A live webcast of the Q&A session can be accessed on the Cirrus Logic website, and a replay will be available approximately two hours after the completion of the call, or by dialing (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 35941792).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating margin and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2013 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter and complete fiscal year 2013, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; our ability to introduce and ramp production of new products in a timely manner; and the risk factors listed in our Form 10-K for the year ended March 31, 2012, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Sep. 29,	Jun. 30,	Sep. 24,	Sep. 29,	Sep. 24,
	2012	2012	2011	2012	2011
	Q2'13	Q1'13	Q2'12	Q2'13	Q2'12
Audio products	$177,915	$80,747	$83,683	$258,662	$154,802
Energy products	15,859	18,259	17,919	34,118	39,042
Net revenue	193,774	99,006	101,602	292,780	193,844
Cost of sales	93,687	45,566	47,247	139,253	91,780
Gross Profit	100,087	53,440	54,355	153,527	102,064

Research and development	29,468	24,910	19,682	54,378	38,449
Selling, general and administrative	20,194	18,059	16,760	38,253	31,366
Total operating expenses	49,662	42,969	36,442	92,631	69,815

Operating income	50,425	10,471	17,913	60,896	32,249

Interest income, net	131	127	112	258	266
Other income (expense), net	(40)	(23)	(27)	(63)	(44)
Income before income taxes	50,516	10,575	17,998	61,091	32,471
Provision (benefit) for income taxes	15,067	3,648	6,751	18,715	12,046
Net income	$35,449	$6,927	$11,247	$42,376	$20,425

Basic earnings per share:	$0.55	$0.11	$0.17	$0.65	$0.31
Diluted earnings per share:	$0.51	$0.10	$0.17	$0.61	$0.30

Weighted average number of shares:
Basic	64,924	64,470	64,426	64,697	65,763
Diluted	69,207	68,529	67,265	68,920	68,657

See notes to Consolidated Condensed Statement of Operations
Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended

	Sep. 29,	Jun. 30,	Sep. 24,	Sep. 29,	Sep. 24,
	2012	2012	2011	2012	2011
Net Income Reconciliation	Q2'13	Q1'13	Q2'12	Q2'13	Q2'12
GAAP Net Income	$35,449	$6,927	$11,247	$42,376	$20,425
Amortization of acquisition intangibles	251	353	353	604	706
Stock based compensation expense	5,563	4,173	3,517	9,736	5,959
Other expenses **	-	-	622	-	622
Provision (benefit) for income taxes	13,580	3,355	6,163	16,935	11,147
Non-GAAP Net Income	$54,843	$14,808	$21,902	$69,651	$38,859

Earnings Per Share Reconciliation *
GAAP Diluted earnings per share	$0.51	$0.10	$0.17	$0.61	$0.30
Effect of Amortization of acquisition intangibles	-	0.01	0.01	0.01	0.01
Effect of Stock based compensation expense	0.08	0.06	0.05	0.14	0.09
Effect of Other expenses **	-	-	0.01	-	0.01
Effect of Provision (benefit) for income taxes	0.20	0.05	0.09	0.25	0.16
Non-GAAP Diluted earnings per share	$0.79	$0.22	$0.33	$1.01	$0.57

Operating Income Reconciliation
GAAP Operating Income	$50,425	$10,471	$17,913	$60,896	$32,249
GAAP Operating Margin	26%	11%	18%	21%	17%
Amortization of acquisition intangibles	251	353	353	604	706
Stock compensation expense - COGS	119	118	104	237	193
Stock compensation expense - R&D	2,097	2,243	1,181	4,340	2,224
Stock compensation expense - SG&A	3,347	1,812	2,232	5,159	3,542
Other expenses **	-	-	622	-	622
Non-GAAP Operating Income	$56,239	$14,997	$22,405	$71,236	$39,536
Non-GAAP Operating Margin	29%	15%	22%	24%	20%

Operating Expense Reconciliation
GAAP Operating Expenses	$49,662	$42,969	$36,442	$92,631	$69,815
Amortization of acquisition intangibles	(251)	(353)	(353)	(604)	(706)
Stock compensation expense - R&D	(2,097)	(2,243)	(1,181)	(4,340)	(2,224)
Stock compensation expense - SG&A	(3,347)	(1,812)	(2,232)	(5,159)	(3,542)
Other expenses **	-	-	(622)	-	(622)
Non-GAAP Operating Expenses	$43,967	$38,561	$32,054	$82,528	$62,721

* Certain YTD numbers may not tie to individual quarter presentation due to YTD share count dilution
** Other expenses (proceeds) may contain certain items such as litigation expenses , proceeds from a patent agreement, restructuring items, and impairments of non-marketable securities.

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Sep. 29,	Jun. 30,	Sep. 24,
	2012	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$67,846	$84,312	$39,268
Restricted investments	-	-	2,898
Marketable securities	66,731	82,359	100,130
Accounts receivable, net	130,870	49,262	44,898
Inventories	144,881	96,790	49,552
Deferred tax asset	53,144	53,139	30,803
Other current assets	19,845	14,574	10,865
Total Current Assets	483,317	380,436	278,414

Long-term marketable securities	-	-	8,703
Property and equipment, net	86,992	85,337	50,102
Intangibles, net	5,208	18,457	18,905
Goodwill	6,027	6,027	6,027
Deferred tax asset	72,150	85,721	90,995
Other assets	21,402	9,300	7,517
Total Assets	$675,096	$585,278	$460,663

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$103,366	$75,507	$35,256
Accrued salaries and benefits	15,594	10,956	10,942
Other accrued liabilities	14,218	9,498	10,105
Deferred income on shipments to distributors	6,580	7,158	9,334
Total Current Liabilities	139,758	103,119	65,637

Other long-term obligations	10,042	4,159	6,505

Stockholders' equity:
Capital stock	1,025,272	1,013,442	998,572
Accumulated deficit	(499,233)	(534,682)	(609,167)
Accumulated other comprehensive loss	(743)	(760)	(884)
Total Stockholders' Equity	525,296	478,000	388,521
Total Liabilities and Stockholders' Equity	$675,096	$585,278	$460,663

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com